SECOND AMENDMENT TO CONSULTING AGREEMENT

THIS First Amendment to Consulting Agreement (the “Second Amendment”) is entered into effective the _11_ day of February, 2015, by and between NCM Financial, Inc. (“NCM”) and Keystone Trading, Ltd. (“Keystone”).

WHEREAS, NCM and KEYSTONE have previously entered into that certain Consulting Agreement, dated November 23, 2013, as amended on December 12, 2014 (the “Consulting Agreement”), pursuant to the terms and conditions of which KEYSTONE agreed to provide certain marketing and consulting services to NCM once it became publically registered with the United States Securities and Exchange Commission; and

WHEREAS, NCM has submitted a S-1 filing to the United States Securities and Exchange Commission;

WHEREAS, in order to address certain amendments to NCM’s S-1 filing, it is necessary to clarify the compensation structure for the Services KEYSTONE will be providing to NCM; and

WHEREAS, NCM and KEYSTONE have agreed to modify certain provisions of the Consulting Agreement, subject to the terms and conditions herein more fully set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, and the mutual covenants and agreements herein contained, NCM and KEYSTONE, and each of them, hereby agree as follows:

I. DEFINITIONS

Terms defined in the Consulting Agreement and not otherwise defined herein shall have the same meanings for purposes of this First Amendment as in the Consulting Agreement.

II. CONSULTING AGREEMENT AMENDMENTS

The Consulting Agreement shall remain in full force and effect pursuant to the terms and conditions contained therein, subject to the amendments set forth in this First Amendment. All of the terms, conditions and provisions of the Consulting Agreement are incorporated herein by this reference the same as if more fully set forth herein. The following amendments are hereby made to the Consulting Agreement:

2.1	Compensation – The Paragraph addressing compensation shall be replaced in its entirety and the following shall be substituted in its place:

Upon execution of this Second Amendment, the Company has agreed to issue 15,000,000 shares of Common Stock to KEYSTONE for the referenced services. Such shares have been fully earned upon execution of the Consulting Agreement, and are validly issued, fully paid, and nonassessable, and based on certain performance thresholds, the Company may issue and deliver an additional 15,000,000 shares of stock to KEYSTONE as follows:

Award of Shares	KEYSTONE TRADING LTD
Earned upon execution of the Consulting Agreement	15,000,000.00
Year one Quarter Two	7,500,000.00
Year one Quarter Three	3,750,000.00
Year one Quarter Four	3,750,000.00

Total Shares	30,000,000.00

III. MISCELLANEOUS PROVISIONS

3.1	All references to the Consulting Agreement in the exhibits to the Consulting Agreement or in any other documents executed in connection therewith are hereby amended to refer to the Consulting Agreement as hereby amended and expanded. The Consulting Agreement is amended pursuant to this Second Amendment and is hereby conformed consistent with the terms and provisions of this Second Amendment.

3.2	This Second Amendment in no way acts as a waiver, release and/or relinquishment of any liens, security interests, rights or claims of NCM or KEYSTONE arising under and pursuant to the terms and conditions of the Consulting Agreement, except to the extent herein provided.

3.3	This Second Amendment and all other documents and instruments executed in connection herewith shall be governed by the laws of the State of Texas and shall be performed in Dallas County, Texas.

3.4	This Second Amendment shall be binding upon and inure to the benefit of NCM, KEYSTONE and their respective legal representatives, successors and assigns.

3.5	Except as specifically amended herein, all of the terms and provisions of the Consulting Agreement are hereby ratified and reaffirmed by NCM and KEYSTONE, and NCM and KEYSTONE specifically acknowledge the validity and enforceability thereof.

3.6	This Second Amendment represents the final agreement between the parties hereto in connection with the amendment of the Consulting Agreement and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

EXECUTED to be effective the day, month and year first stated above.

NCM:

NCM Financial, Inc., a Texas corporation

/s/: Michael Noel
Name: Michael Noel
Title: Chief Executive Officer

KEYSTONE:

Keystone Trading, Ltd.

/s/: Angelita Goldson
Name: Angelita Goldson
Title: Managing Director